A Professional Law Corporation
Synergen Law Group

October 16, 2013

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549	VIA ELECTRONIC TRANSMISSION

Re:       Aceway Corp., Registration Statement on Form S-1

            File No. 333-190547

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission by Aceway Corp., a Nevada corporation (the “Company”) relating to a proposed offering by the Company to the public of a maximum of 20,000,000 shares of the Company's Common Stock, $.001 par value (the “Shares”) .

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Upon the basis of the foregoing, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will have been validly authorized will be validly issued, fully paid and nonassessable upon their issuance.

819 Anchorage Place, Suite 28                                                                                       Tel.   619.475.7882

Chula Vista,   CA   91914                                                                                              Fax.   866.352.4342

The forgoing opinion is based upon the Securities Act of 1933 as amended (the "Act") and Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                                        Regards,

                                                                        SYNERGEN LAW GROUP

                                                                        /s/ Karen Batcher

                                                                        Karen A. Batcher, Esq.

                                                                        kbatcher@synergenlaw.com